Exhibit 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS THAT the undersigned trustees of Elme Communities, a Maryland real estate investment trust, do hereby constitute and appoint W. DREW HAMMOND, the undersigned's true and lawful attorney in fact to sign his name to the Annual Report on Form 10-K for the year ended December 31, 2025, under the Securities Exchange Act of 1934, as amended, and to any and all amendments, of said Company, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorney in fact full power and authority to do and perform each and every act and thing necessary and proper to be done in the premises, as fully and to all intents, and purposes as the undersigned could do if personally present, and the undersigned hereby ratify and confirm all that said attorney in fact shall lawfully do or cause to be done by virtue hereof.
Dated:        February 17, 2026

/s/ JENNIFER S. BANNER	/s/ PAUL T. MCDERMOTT
JENNIFER S. BANNER	PAUL T. McDERMOTT

/s/ BENJAMIN S. BUTCHER	/s/ THOMAS H. NOLAN
BENJAMIN S. BUTCHER	THOMAS H. NOLAN, JR.

/s/ SUSAN CARRAS	/s/ RON D. STURZENEGGER
SUSAN CARRAS	RON D. STURZENEGGER

/s/ ELLEN M. GOITIA	/s/ ANTHONY L. WINNS
ELLEN M. GOITIA	ANTHONY L. WINNS